DREYFUS GROWTH AND INCOME FUND, INC.
                       Certificate of Assistant Secretary

     The undersigned, Robert R. Mullery, Assistant Secretary of Dreyfus Growth and Income Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, John B. Hammalian, Jeff Prusnofsky, Robert R. Mullery and Janette Farragher on behalf of the proper officers of the Fund pursuant to a power of attorney:

                  RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N. Jacobs, Steven Newman, Michael Rosenberg, John Hammalian, Jeff Prusnofsky, Robert R. Mullery and Janette Farragher, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

         IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 21st day of February, 2003.




                                                            Robert R. Mullery
                                                            Assistant Secretary



(SEAL)
DREYFUS GROWTH AND INCOME FUND, INC.